UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 15, 2023

Sonida Senior Living, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road,
Suite 810
Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDA	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2023, the stockholders of Sonida Senior Living, Inc. (the “Company”) approved an amendment (“Amendment No. 3”) to the Company’s 2019 Omnibus Stock and Incentive Plan, as amended (the “2019 Plan”), at the Company’s 2023 Annual Meeting of Stockholders held on June 15, 2023 (the “Annual Meeting”). Amendment No. 3 (i) increases the number of shares of common stock that the Company may issue under the 2019 Plan from 797,600 shares to 1,297,600 shares of common stock and (ii) removes the limitation on the maximum number of shares of common stock with respect to which awards may be granted to any one participant during any calendar year. A copy of Amendment No. 3 is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2023, following receipt of stockholder approval at the Company’s Annual Meeting, the Company filed an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Delaware Secretary of State to allow the Company to exculpate certain officers from liability for breach of the duty of care in certain actions. The Charter Amendment became effective upon filing. A copy of the Charter Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, Proposals 1, 2, 3, 4, 5 and 6 were approved by the Company’s stockholders and no other business was properly brought before the Annual Meeting. The proposals are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 28, 2023 (the “Proxy Statement”).

Proposal 1 - Election of Directors - The Company’s stockholders elected Brandon M. Ribar, Noah R. Beren and Shmuel S.Z. Lieberman to each serve as a director of the Company for three-year terms expiring at the Company’s annual meeting of stockholders to be held in 2026. The voting results for each of these individuals were as follows:

Director	Votes “FOR”	Votes “WITHHELD”	Broker Non-Votes
Brandon M. Ribar	6,519,414	499,098	310,446
Noah R. Beren	6,493,263	525,249	310,446
Shmuel S.Z. Lieberman	6,513,112	505,400	310,446

Proposal 2 - Ratification of the Appointment of the Company’s Independent Auditors - The Company’s stockholders ratified the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023. The voting results were 7,266,735 shares “FOR,” 44,459 shares “AGAINST,” and 17,764 abstentions.

Proposal 3 - Advisory Vote on Executive Compensation - The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement in accordance with the compensation disclosure rules of the SEC. The voting results were 6,506,697 shares “FOR,” 508,538 shares “AGAINST,” 3,277 abstentions, and 310,446 broker non-votes.

Proposal 4 - Advisory Vote on Frequency of an Advisory Vote on Executive Compensation - The Company’s stockholders approved, on an advisory (non-binding) basis, the option of “EVERY ONE YEAR” as the preferred frequency for advisory votes on executive compensation. The voting results were 6,892,265 shares for the option of “EVERY ONE YEAR,” 171 shares for the option of “EVERY TWO YEARS,” 39,304 shares for the option of “EVERY THREE YEARS,” 86,772 abstentions, and 310,446 broker non-votes.

Consistent with a majority of the votes cast with respect to Proposal 4, the Company’s Board of Directors has determined that the Company will hold a stockholder vote on the compensation of the Company’s named executive officers once every year until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers as required pursuant to Section 14(A) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Proposal 5 - Amendment to the Company’s 2019 Omnibus Stock and Incentive Plan - The Company’s stockholders approved an amendment to the Company’s the 2019 Plan to (i) increase the number of shares of common stock that the Company may issue under such plan from 797,600 shares to 1,297,600 shares and (ii) remove the limitation on the maximum number of shares of common stock with respect to which awards may be granted to any one participant during any calendar year. The voting results were 5,960,270 shares “FOR,” 1,057,404 shares “AGAINST,” 838 abstentions, and 310,446 broker non-votes.

Proposal 6 - Amendment to the Company’s Certificate of Incorporation - The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to allow the Company to exculpate certain officers from liability for breach of the duty of care in certain actions. The voting results were 5,977,539 shares “FOR,” 1,039,904 shares “AGAINST,” 1,069 abstentions, and 310,446 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Fifth Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Sonida Senior Living, Inc.

10.1	Amendment No. 3 to Sonida Senior Living, Inc. 2019 Omnibus Stock and Incentive Plan, as amended.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2023	Sonida Senior Living, Inc.

	By:	/s/ David R. Brickman
	Name:	David R. Brickman
	Title:	Senior Vice President, Secretary and General Counsel